SECOND AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

OF

ACCESS INTEGRATED TECHNOLOGIES, INC.

(As Amended and Restated Effective as of September 18, 2007)

Section 1.     Purpose. The purpose of the Second Amended and Restated 2000 Equity Incentive Plan (hereinafter referred to as the “Plan”) is to (a) advance the interests of Access Integrated Technologies, Inc. (the “Company”) and its stockholders by providing incentives and rewards to those employees who are in a position to contribute to the long term growth and profitability of the Company; (b) assist the Company and its subsidiaries and affiliates in attracting, retaining, and developing highly qualified employees for the successful conduct of their business; and (c) make the Company’s compensation program competitive with those of other major employers.

Section 2.	Definitions.

2.1       A “Change in Control” of the Company shall be deemed to occur if any of the following circumstances shall occur upon:

(a)       the acquisition in one or more transactions by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of beneficial ownership of in excess of fifty percent (50%) of the then-outstanding Company Voting Securities (as defined below) (on a fully diluted basis); provided, however, that the term “Change in Control” shall not include any such acquisition by any entity with respect to which, following such acquisition, more than 50% of the then-outstanding shares of voting stock of such entity is then beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the then-outstanding Company Voting Securities (and/or options, warrants or other rights to acquire Company Voting Securities) immediately prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition of the

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then-outstanding Company Voting Securities (and/or options, warrants or other rights to acquire Company Voting Securities); or

(b)       the consummation of a Merger (as defined below), unless, following such Merger, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of Company Voting Securities of the corporation resulting from such Merger is beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the then-outstanding Company Voting Securities immediately prior to such Merger in substantially the same proportion as their ownership immediately prior to such Merger; or

(c)       individuals who are members of the Board as of the Effective Date of this Agreement (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose appointment to the Board or nomination for election by the Company was approved by a vote of at least a majority of the Incumbent Directors then in office (unless such appointment or election was at the request of an unrelated third party who has taken steps reasonably calculated to result in a Change in Control as described in paragraphs (a) or (b) of this Section 2.1 and who has indicated publicly an intent to seek control of the Company) shall be treated from the date of his appointment or election as an Incumbent Director; or

(d)	consummation of a complete liquidation or dissolution of the Company.

(e)       For purposes of this Section 2.1, “Company Voting Securities” shall mean the combined voting power of all outstanding classes of common stock of the Company and all other outstanding securities of the Company entitled to vote generally in the election of directors of the Company and “Merger” shall mean any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

2.2	“Code” means the Internal Revenue Code of 1986, as now or hereafter amended.

2.3       “Committee” shall mean the Compensation Committee of the Board of Directors of the Company or such other Committee appointed by the Board for the purpose of administering this Plan comprised solely of two or more members of the Board who qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, as “outside” directors within the meaning of § 162(m) of the Code, and as “independent” directors within the meaning of NASDAQ Rule 4200(b)(15).

2.4        “Eligible Person” means such officers, key employees, directors and consultants of the Company as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of an Eligible Person in any year shall not require the Committee to designate such person to receive awards or grants in any other year. The Committee shall consider such factors as it deems pertinent in selecting Eligible Persons and in determining the type and amount of their respective awards or grants.

2.5	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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2.6       “Executive Officer” shall mean an Officer of the Company, as such term is defined within the meaning of the Exchange Act or for purposes of Section 16 of the Exchange Act.

2.7       “Incentive Stock Option” means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code.

2.8       “Market Price” is the closing price of the Class A Common Stock of the Company as reported on the Nasdaq Global Market or such other primary market or exchange on which the Class A Common Stock may, from time to time, trade (the “Market”), on the date for which a Market Price is to be determined under this Plan.

2.9       “Non-Qualified Stock Option” means any stock option granted pursuant to this Plan which is not an Incentive Stock Option.

2.10     “Participant” shall mean an individual selected to participate in the Plan pursuant to Section 3.

2.11	“Performance Award” shall mean a payment pursuant to Section 8 herein.

2.12     “Permanent Disability” means (a) for employees, the Participant being deemed to have suffered a disability that makes the Participant eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time, and (b) for consultants or directors, that a consultant or director, as the case may be, is unable to perform his or her duties due to a physical or mental impairment that is expected to last at least twelve (12) months or result in death, as determined by the Committee with the advice of a physician selected by the Committee.

2.13      “Restricted Stock” means Stock of the Company subject to restrictions on the transfer of such Stock, conditions for forfeiture of such Stock, or any other limitations or restrictions as determined by the Committee.

2.14     “Stock” shall mean the Class A Common Stock, $0.001 par value, of the Company.

2.15     “Stock Appreciation Right” or “SAR Award” shall mean an award representing the unfunded and unsecured right to receive cash or Stock, or a combination thereof, with a value equal to the excess (if any) of the Market Price on the date of exercise over the base price specified in the relevant SAR Award.

2.16     “Subsidiary” and “Affiliate” of the Company each shall mean any entity in which the Company has a 50% or greater ownership interest, directly or indirectly.

Section 3.       Participation. The Participants in the Plan shall be those Eligible Persons who are selected to participate in the Plan by the Committee. Any Eligible Person, or each member of any group of Eligible Persons, to whom the Committee by resolution has granted an award (or as to whom the Committee has delegated to the Chief Executive Officer the right to allocate awards pursuant to Section 4) shall be deemed a Participant with respect to such award.

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Section 4.       Administration. The Plan shall be administered and interpreted by the Committee, which shall have sole authority to make rules and regulations for the administration of the Plan. The interpretations and decisions of the Committee with regard to the Plan shall be final and conclusive and binding upon all Participants. The Committee may request advice or assistance or employ such persons (including without limitation, legal counsel and accountants) as it deems necessary for the proper administration of the Plan. The Committee shall (i) determine the number and types of awards to be made under the Plan; (ii) select the awards to be made to Participants; (iii) set the exercise price, the number of options to be awarded, and the number of shares to be awarded out of the total number of shares available for award; (iv) delegate to the Chief Executive Officer of the Company the right to allocate awards among Eligible Persons who are not Executive Officers of the Company, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine; (v) establish administrative regulations to further the purpose of the Plan; and (vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

Section 5.	Awards.

5.1       Types of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof) (i) stock option awards; (ii) stock appreciation rights; (iii) Stock or Restricted Stock; or (iv) Performance Awards. All awards shall be made pursuant to award agreements between the Participant and the Company. The agreements shall be in such form as the Committee approves from time to time.

5.2       Maximum Amount Available. The total number of shares of Stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 2,200,000 shares. Solely for the purpose of computing the total number of shares of stock optioned or granted under this Plan, there shall not be counted (i) any shares which have been forfeited; (ii) any shares covered by an option which, prior to such computation, has terminated in accordance with its terms or has been cancelled by the Participant or the Company; and (iii) any shares otherwise deliverable to a Participant or his/her transferee upon exercise of an option, or upon the grant or vesting of a Stock Award (as defined in Section 8.1), which are withheld by the Company in order to satisfy tax withholding or exercise price obligations. In addition, there shall be credited to the number of authorized shares remaining for grant or option under this Plan, any share which is delivered to the Company by a Participant or his/her transferee in satisfaction of tax withholding or exercise payment obligations.

5.3       Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for Stock Option Awards (as defined in Section 6.1) or other awards, both under the Plan as a whole and with respect to individuals and award type, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

Section 6.	Stock Options.

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6.1       Award Types. The Company may award options to purchase the Common Stock of the Company (hereinafter referred to as “Stock Option Awards”) to such Participants as the Committee (or the Chief Executive Officer of the Company, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4) authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Stock Option.

6.2       Per-Participant Limits. The maximum number of shares of Stock with respect to which Stock Option Awards may be granted, together with the number of shares of Stock with respect to which freestanding SAR Awards may be granted, under this Plan during any calendar year to any Participant is 500,000 except in the case of a multi-year grant, in which case the maximum number of shares for the Participant shall be 500,000 times the number of years during which the Participant is not to receive any additional grants of Stock Option Awards or SAR Awards.

6.3       Exercise Price. The exercise price of each share of Stock subject to a Stock Option Award shall be specified in the grant, but in no event shall the exercise price be less than the closing price of the Stock of the Company on the date the award is granted as reported on the Market. If the Participant to whom an Incentive Stock Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Participant’s employer or a parent or subsidiary of the employer, the exercise price of each share of Stock subject to such grant shall be not less than one hundred ten percent (110%) of the closing price described in the preceding sentence.

6.4       Repricing. Without the prior approval of the Company’s shareholders, (a) the exercise price of any Stock Option Award granted pursuant to this Plan shall not be changed following the date of its grant, other than such equitable changes as may arise in connection with the adjustments permitted under Section 5.3 and no Stock Option Award may be cancelled and replaced with a new Stock Option Award with a lower exercise price where the economic effect would be the same as reducing the exercise price of the cancelled option.

6.5       Transferability. A Participant's rights and interest to Stock Option Awards may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's beneficiary as designated on file with the Company, or, in the absence of such a beneficiary designation (or if the beneficiary has pre-deceased the Participant), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Participant’s estate with respect to the disposition or exercise of such options), may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

6.6       Duration of Stock Option Awards. A Stock Option Award by its terms shall be of no more than ten (10) years’ duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of

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the combined voting power of the Participant’s employer or a parent or subsidiary of the employer shall by its terms be of no more than five (5) years’ duration.

6.7	Initial Vesting.

(a)       A Stock Option Award by its terms shall be exercisable only after the earliest of:

(i)        such period of time as the Board of Directors or the Committee shall determine and specify in the grant;

(ii)	the Participant’s death; or
(iii)	a Change in Control of the Company.

In the event of the Participant’s Permanent Disability or the termination by the Company of the Participant’s employment other than for cause, a Stock Option Award shall not be exercisable at the time of such event but shall become exercisable at the time specified in clauses (i), (ii) and (iii) above.

(b)       The Board of Directors or the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), to permit the exercise of any Option prior to the time such Option would otherwise become exercisable under its terms.

6.8       Exercise Period. Unless otherwise provided in the option agreement for any Stock Option Award, such Stock Option Award is only exercisable by a Participant, while the Participant is in active employment with the Company, or its Subsidiary or Affiliate, except:

(i)        in the event of the termination of employment of the Participant by the Participant or the Company for any reason whatsoever other than death or Permanent Disability, (A) any vested Stock Option Awards which were not exercised prior to the date of such termination of employment shall terminate on the date that is three (3) months after the date of such termination of employment and shall not be exercisable at any time thereafter and (B)any nonvested Stock Option Awards as of the date of such termination of employment shall terminate on such date and shall not be exercisable at any time thereafter. For purposes of this Section 6.8, termination of employment with respect to a Participant who is a director or consultant and who is not otherwise an employee of the Company shall mean voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.

(ii)       in the event of the termination of the employment of the participant by reason of death or Permanent Disability, any Stock Options Awards that were vested prior to the date of such termination (and which were not previously exercised), together with any other Stock Option Awards designated in writing by the Board or the Committee, shall terminate on the earliest of (i) one hundred eighty days after the date of such termination, or (ii) the last day of the term of such Stock Option Award. Any Stock Option Awards that were not vested prior to the date of such termination shall terminate as of the date of such termination and shall not be exercisable at any time thereafter;

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(iii)      in the case of termination by the Participant or the Company of the Participant’s employment within two (2) years after a Change in Control of the Company, unless such termination of employment is for cause, the Stock Option Award shall remain exercisable during a three-year period commencing on the effective date of termination; or

(iv)      if the Board of Directors or the Committee decides that it is in the best interest of the Company to permit individual exceptions.

In no event may a Stock Option Award be exercised after its expiration date.

6.9       Manner of Exercise. A Stock Option Award may be exercised by the Participant with respect to part or all of the shares subject to the option by giving written notice to the Company or its designee of the exercise of the option according to such procedures as the General Counsel may establish.

6.10     Payment of Exercise Price. The exercise price for the shares for which an option is exercised shall be paid by the exerciser within ten (10) business days after the date of exercise and the terms of the Stock Option Award may provide that the exercise price may be paid:

(a)	in cash;

(b)       in whole shares of Stock of the Company owned by the exerciser prior to exercising the option;

(c)       by having the Company withhold shares that otherwise would be delivered to the exerciser pursuant to the exercise of the option in an amount equaling in value the exercise price;

(d)       in a combination of either cash and delivery of shares, or cash and withholding of shares; or

(e)       by whatever other means the Committee may deem appropriate, other than by a loan by the Company to the exerciser.

The Company shall establish procedures in connection with payments pursuant to (b), (c), (d), and (e) above, to ensure that the Plan does not become subject to variable accounting by virtue of such payment methods. The value of any share of Stock delivered or withheld in payment of the exercise price shall be its Market Price on the date the option is exercised.

6.11     Limits on Incentive Stock Options. The aggregate fair market value of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other stock option plan maintained by the Company (or by any subsidiary or parent of the Company), shall not exceed $100,000. The fair market value of such shares of Stock shall be the mean closing price of the Stock as reported on the Market on the date the related Stock Option Award is granted.

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6.12     Payment of Taxes. To enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of a Stock Option Award, whether exercised by the Participant or his/her transferee, a Participant or the Participant’s estate shall pay to the Company the amount of tax to be withheld, or may elect to satisfy such obligation:

(a)       by delivering to the Company other shares of Common Stock of the Company owned by the Participant prior to exercising the option;

(b)       by making a payment to the Company consisting of a combination of cash and such shares of Common Stock; or

(c)       if the exerciser is the grantee Participant, by having the Company withhold shares that otherwise would be delivered to the Participant pursuant to the exercise of the option for which the tax is being withheld, provided that withholding by such method shall be limited to the minimum required applicable tax withholding.

Such an election shall be made in such manner as may be prescribed by the Committee and the Committee shall have the right, in its discretion, to disapprove such election. Any such election must be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable. The value of any share of Common Stock to be withheld by the Company or delivered to the Company pursuant to this Section 6.12 shall be the Market Price on the date used to determine the amount of tax to be withheld.

Section 7.	Stock Appreciation Rights.

7.1       Grant of SAR Awards. An SAR Award may be granted to any Eligible Person selected by the Compensation Committee.

7.2       Per-Participant Limits. The maximum number of shares of Stock with respect to which freestanding SAR Awards may be granted, together with the number of shares of Stock with respect to which Stock Option Awards may be granted, under this Plan during any calendar year to any Participant is 500,000 except in the case of a multi-year grant, in which case the maximum number of shares for the Participant shall be 500,000 times the number of years during which the Participant is not to receive any additional grants of Stock Option Awards or SAR Awards. For purposes of this Section 7.2, a Stock Option Award and a tandem SAR will be treated as a single award.

7.3       Base Price. The Board of Directors or the Committee shall, in its sole discretion, prescribe the base price under each SAR Award; provided, however, that the base price per share under a SAR Award shall not be less than the Market Price per share of Stock on the date of grant.

7.4       Vesting; Term of SAR Award. The Board of Directors or the Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each SAR Award shall become vested and exercisable. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified performance measures or other conditions established by the Board of Directors or the

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Committee, in its sole discretion. The Board of Directors or the Committee shall, in its sole discretion, prescribe the term of each SAR Award; provided, however, that (a) a tandem SAR shall have the same vesting terms and requirements as the Stock Option Award to which it relates and (b) no SAR Award shall have a term that is longer than ten years after the applicable date of grant.

7.5       Exercise of SAR Award. Subject to such terms and conditions as may be prescribed by the Board of Directors or the Committee, in its sole discretion, or set forth in this Plan, an SAR Award may be exercised in whole or in part at any time during the term thereof by written notice to the Company. Upon exercise of an SAR Award in whole or in part, the applicable Participant shall be entitled, at the sole discretion of the Board or Directors or the Committee, to receive cash or such number of Shares, or a combination thereof, that in the aggregate have a value equal to the excess, if any, of (i) the Market Price of the Stock underlying such SAR Award or the part thereof exercised as of the date of exercise over (ii) the aggregate base price applicable to such Stock.

7.6	Initial Vesting.
(a)	An SAR Award by its terms shall be exercisable only after the earliest of:

(i)        such period of time as the Board of Directors or the Committee shall determine and specify in the grant;

(ii)	the Participant’s death; or
(iii)	a Change in Control of the Company.

In the event of the Participant’s Permanent Disability or the termination by the Company of the Participant’s employment other than for cause, an SAR Award shall not be exercisable at the time of such event but shall become exercisable at the time specified in clauses (i), (ii) and (iii) above.

(b)       The Board of Directors or the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), to permit the exercise of any SAR Award prior to the time such SAR Award would otherwise become exercisable under its terms.

7.7       Exercise Period. Unless otherwise provided in the option agreement for any SAR Award, such SAR Award is only exercisable by a Participant, while the Participant is in active employment with the Company, or its Subsidiary or Affiliate, except:

(i)        in the event of the termination of employment of the Participant by the Participant or the Company for any reason whatsoever other than death or Permanent Disability, (A) any vested SAR Awards which were not exercised prior to the date of such termination of employment shall terminate on the date that is three (3) months after the date of such termination of employment and shall not be exercisable at any time thereafter and (B)any nonvested SAR Awards as of the date of such termination of employment shall terminate on such date and shall not be exercisable at any time thereafter. For purposes of this Section 6.8, termination of employment with respect to a

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Participant who is a director or consultant and who is not otherwise an employee of the Company shall mean voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.

(ii)       in the event of the termination of the employment of the participant by reason of death or Permanent Disability, any SAR Awards that were vested prior to the date of such termination (and which were not previously exercised), together with any other SAR Awards designated in writing by the Board or the Committee, shall terminate on the earliest of (i) one hundred eighty days after the date of such termination, or (ii) the last day of the term of such SAR Award. Any SAR Awards that were not vested prior to the date of such termination shall terminate as of the date of such termination and shall not be exercisable at any time thereafter;

(iii)      in the case of termination by the Participant or the Company of the Participant’s employment within two (2) years after a Change in Control of the Company, unless such termination of employment is for cause, the SAR Award shall remain exercisable during a three-year period commencing on the effective date of termination; or

(iv)      if the Board of Directors or the Committee decides that it is in the best interest of the Company to permit individual exceptions.

In no event may an SAR Award be exercised after its expiration date.

7.8       Tandem or Freestanding Awards. SAR Awards may be awarded in tandem with a Stock Option Award or on a freestanding basis. For purposes

7.9       Transferability. A Participant's rights and interest to SAR Awards may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's beneficiary as designated on file with the Company, or, in the absence of such a beneficiary designation (or if the beneficiary has pre-deceased the Participant), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Participant’s estate with respect to the disposition or exercise of such options), may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

7.10     Dividends. The Board of Directors or the Committee may prescribe, in its sole discretion, that a Participant holding an SAR Award shall have the right to receive, with respect to each share of Stock underlying such SAR Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such SAR Award.

Section 8.	Grants of Stock.

8.1       Award Types. The Committee may grant, either alone or in addition to other awards granted under the Plan, shares of Stock or Restricted Stock (hereinafter referred to as a “Stock Award”) to such Participants as the Committee (or the Chief Executive Officer of the

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Company, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4) authorizes and under such terms as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted shares of Stock or Restricted Stock under the Plan to allow such Participant to satisfy tax obligations arising out of receipt of the Stock or Restricted Stock. Alternatively, the terms of the Stock or Restricted Stock grant may allow for the Participant to satisfy tax withholding obligations by the means set forth in Section 8.7.

8.2       Aggregate and Individual Limits. Notwithstanding any provision in this Plan to the contrary, the combined number of shares granted under the Plan pursuant to Stock Awards or Performance Awards shall not exceed 40% of the maximum number of shares of Stock available for award under this Plan as provided in Sections 5.2 and 5.3. In addition, no more than 500,000 shares as a Stock Award shall be granted to one individual in a calendar year unless pursuant to a multi-year award.

8.3       Vesting Periods. A grant of Restricted Stock pursuant to this Section 8 shall be subject to a vesting schedule of one-third (1/3) of the shares of Restricted Stock vesting on each of the first, second and third anniversaries of the date of grant, or such other vesting schedule as the Committee, in its sole discretion, may determine.

8.4       Rights as a Stockholder. The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless the Committee shall otherwise determine.

8.5       Transferability. Restricted Stock may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed.

8.6       Forfeiture. Upon a termination by the Participant or the Company of the Participant’s employment for any reason during the period any restrictions are in effect, all Restricted Stock held by the Participant and not yet vested shall be forfeited without compensation to the Participant unless the Committee decides that it is in the best interest of the Company to permit individual exceptions.

8.7       Payment of Taxes. To enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the grant or vesting of a Stock Award, the Participant shall pay the Company the amount of tax to be withheld or may elect to satisfy such obligation:

(a)       by having the Company withhold shares that otherwise would be delivered to the Participant pursuant to the granting or vesting of a Stock Award for which the tax is being withheld;

(b)       by delivering to the Company other shares of Common Stock of the Company owned by the Participant prior to the grant or vesting of a Stock Award; or

(c)       by making a payment to the Company consisting of a combination of cash and such shares of Common Stock.

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Such an election shall be made prior to the date to be used to determine the tax to be withheld. The value of any share of Common Stock to be withheld by the Company or delivered to the Company pursuant to this Section 8 shall be the Market Price on the date used to determine the amount of tax to be withheld.

Section 9.	Performance Awards.

9.1       Award Types. The Committee may grant, either alone or in addition to other awards granted under the Plan, awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Common Stock, or other securities of the Company (“Performance Awards”) to such Participants as the Committee (or the Chief Executive Officer of the Company, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4) authorizes and under such terms as the Committee establishes. Performance Awards may be paid in Stock, Restricted Stock, cash or any other form of property as the Committee shall determine.

9.2       Terms and Conditions of Awards. Performance Awards shall entitle the Participant to receive an award if the measures of performance established by the Committee are met. The measures of performance shall be established by the Committee in its absolute discretion except that the performance measurement period shall be a period of at least twelve (12) months. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such awards.

9.3       Aggregate and Individual Limits. Notwithstanding any provision in this Plan to the contrary, the combined number of shares granted under this Plan pursuant to Performance Awards or Stock Awards shall not exceed 20% of the maximum number of shares of Stock available for award under this Plan as provided in Sections 5.2 and 5.3. In addition, no more than 500,000 shares pursuant to any Performance Awards shall be granted to one individual in a calendar year unless pursuant to a multi-year award.

9.4       Transferability. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares received pursuant to this Section 9 prior to the date on which any applicable restriction or performance period established by the Committee lapses.

9.5       Payment of Taxes. To enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the vesting or payment of Performance Awards, a Participant shall pay the Company the amount of tax to be withheld or may elect to satisfy such obligation:

(a)       by having the Company withhold shares that otherwise would be delivered to the Participant pursuant to the vesting or payment of Performance Awards for which the tax is being withheld;

(b)       by delivering to the Company other shares of Common Stock of the Company owned by the Participant prior to the vesting or payment of Performance Awards; or

(c)       by making a payment to the Company consisting of a combination of cash and such shares of Common Stock.

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Such an election shall be made prior to the date used to determine the tax to be withheld. The value of any share of Common Stock to be withheld by the Company or delivered to the Company pursuant to this Section 9.5 shall be the Market Price on the date used to determine the amount of tax to be withheld.

Section 10.	General Provisions.

10.1     Assignment. Subject to the provisions of Sections 6.5, 7.9, 8.5 and 9.4, if applicable, any assignment or transfer of any awards without the written consent of the Company shall be null and void.

10.2     No Trust. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

10.3     No Right to Employment. Participation in this Plan shall not affect the Company’s right to discharge a Participant.

10.4	Cancellation and Rescission of Awards.

(a)       The Committee shall have the discretion with respect to any award granted under this Plan to establish upon its grant conditions under which (i) the award may be later forfeited, cancelled, rescinded, suspended, withheld or otherwise limited or restricted; or (ii) gains realized by the grantee in connection with an award or an award’s exercise may be recovered; provided that such conditions and their consequences are (A) clearly set forth in the grant agreement or other grant document; and (B) fully comply with applicable laws. These conditions may include, without limitation, actions by the Participant which constitute a conflict of interest with the Company, are prejudicial to the Company’s interests, or are in violation of any non-compete agreement or obligation, any confidentiality agreement or obligation, the Company’s applicable policies or the Participant’s terms and conditions of employment.

(b)       The Committee may require, upon exercise, payment or delivery pursuant to an award, that the Participant certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the award grant.

Section 11.	Amendment, Suspension, or Termination.

11.1     The Board of Directors may suspend, terminate, or amend the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the affirmative vote of a majority of all votes duly cast on the matter at a meeting of the stockholders of the Company (provided that the total votes cast on the matter represent over 50% of the shares entitled to vote on the matter): (a) increase the total number of shares of Stock that may be optioned or granted under this Plan; (b) amend Section 6.4 with respect to re-pricing of Stock Option Awards; (c) change the eligibility requirements for participation in the Plan; or (d) adopt any other material revision to this Plan that would require the approval of the stockholders under the rules promulgated by the Market.

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11.2     It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. If any provision of this Plan is later found not to be in compliance with such Rule and regulations, the provisions shall be deemed null and void. All grants to, and exercises of options by Executive Officers under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

Section 12.	Governing Law.

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

Section 13.	Effective Date and Duration of the Plan.

The Plan was originally adopted on June 1, 2000; was amended and restated on January 7, 2003; and was further amended on September 17, 2003, October 14, 2004, September 15, 2005 and September 14, 2006. This Second Amended and Restated Plan shall be effective as of September 18, 2007. No award shall be granted under this Plan on or after June 1, 2010.

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